U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 10, 2002.

                        COMMISSION FILE NUMBER: 333-30364

                              I T Technology, Inc.

             (Exact name of registrant as specified in its charter)

       Delaware                                             98-0200077
--------------------------------------------------------------------------------
State or jurisdiction of                             (I.R.S. Employer I.D. No.)
incorporation or organization)



                                 34-36 Punt Road
                                  Windsor 3181
                         Melbourne, Victoria, Australia
                    -----------------------------------------
                    (Address of principal executive offices)

               Registrant's telephone number: (011) 613-9533-7800


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant
-------------------------------------------

            Not applicable

Item 2.    Acquisition or Disposition of Assets
-----------------------------------------------

            Not Applicable

Item 3.    Bankruptcy or Receivership
-------------------------------------

            Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant
--------------------------------------------------------

            Not Applicable

Item  5.   Other Events and Regulation FD Disclosure
------------------------------------------------------

         On April 30, 2002, the Registrant reached an agreement with its Chief Executive Officer and President, Robert Petty pursuant to which Mr. Petty has resigned from all positions with the Registrant and its affiliates in order to devote his energies to the further development of ROO Media Corporation ("ROO") which is owned by Mr. Petty. In addition, Michael Neistat has also resigned as a director and officer of the Registrant. Pursuant to this agreement, the Registrant exercised an option to acquire 25% of ROO's capital stock on a fully-diluted basis. In connection with the foregoing, the Registrant has elected not to proceed with the transactions contemplated by the heads of Agreement (letter of intent) delivered to the Registrant by ROO in November 2001, pursuant to which ROO proposed that the Registrant acquire all of the assets of ROO.

          Mr Daniel Aharonoff, the founder of the Registrant's 50% owned subsidiary, VideoDome.com Networks, Inc ("VideoDome") has agreed to join the Registrant's Board of Directors and serve as its President. The Registrant has received a heads of agreement from VideoDome pursuant to which the Registrant has the right to acquire substantially all of the assets of VideoDome. Consummation of the proposed transaction with VideoDome is subject to the satisfactory completion of the Registrant's due diligence and negotiation of definitive agreements between the parties.

         The Registrant recently entered into an agreement with foreign investors (the "Investors"), pursuant to which the Investors have purchased a three (3) year option to buy up to 50,000,000 shares of the Registrant's common stock for a aggregate price of $.05 per share consisting of a $500,000 purchase price of the option and an exercise price of $.04 per share. The Registrant has received $200,000 of the Option Price with the balance due within 90 days. The Investors also received certain registration rights with respect to the Option Shares.

         On April 10, 2002 the Registrant's common stock commenced trading on the NASDAQ OTC- Bulletin Board under the symbol "ITTE." The market maker for the Registrant's common stock is Kensington Capital Corp.

         Attached hereto as Exhibit 10.22 is a copy of the Registrant's Agreement with Robert Petty, ROO Media Corporation and Petty Consulting, Inc. and as Exhibit 20.1 is a copy of the Registrant's press release dated May 2, 2002 with respect to the foregoing.

Item 6.    Resignations of Registrant's Directors
-------------------------------------------------

            Not Applicable

                           Forward Looking-Statements

         CERTAIN INFORMATION CONTAINED IN THIS FORM 8-K ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995 (THE "ACT"), WHICH BECAME LAW IN DECEMBER, 1995. IN ORDER TO OBTAIN THE BENEFITS of the "safe harbor" provisions of the Act for any such forward-looking statements, the Registrant wishes to caution investors and prospective investors about significant factors which, among others, have in some cases affected the Registrant's actual results and are in the future likely to affect the Registrant's actual results and cause them to differ materially from those expressed in any such forward-looking statements. This Form 8-K contains forward-looking statements relating to future operational and business prospects based upon the consummation of the proposed transactions. with the Companies. Actual results may differ as a result of factors over which the Registrant has no control, including failure to successfully negotiate and/or consummation one or more of the definitive agreements with the Companies and/or the failure to consummate the asset purchases with one or more of the Companies, general economic and business conditions; competition; success of operating initiatives; operating costs; advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of QUALIFIED PERSONNEL; LABOR AND EMPLOYMENT BENEFIT COSTS; CHANGES IN, OR FAILURE TO COMPLY WITH VARIOUS GOVERNMENT REGULATIONS; SLOWER THAN ANTICIPATED COMPLETION OF RESEARCH AND DEVELOPMENT PROJECTS AND MOVEMENTS IN THE FOREIGN EXCHANGE RATE.

Item 7.    Financial Statements and Exhibits
--------------------------------------------

            (a)   Financial Statements of Business Acquired.

                       Not Applicable

            (b)   Pro forma Financial Information.

                       Not applicable

            (c)   Exhibits.

                  10.22 Agreement dated as of April 30, 2002 by and among the Registrant, Bickham's Media, Inc., Robert Petty, ROO Media Corporation and Petty Consulting, Inc.

                  20.1 The Registrant's Press Release dated May 2, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2002.

I.T. Technology, Inc.

/s/  Jonathan Herzog
---------------------------
By: Jonathan Herzog
Executive Vice President